Exhibit 32.1

Certification by Principal Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 (the “Report”) of United States Commodity Index Funds Trust (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, John P. Love, the Chief Executive Officer of United States Commodity Funds LLC, Sponsor of the Registrant, hereby certify, to the best of my knowledge, that:

(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: May 9, 2025	By	/s/ John P. Love
	Name:	John P. Love
	Title:	President and Chief Executive Officer
United States Commodity Funds LLC
Sponsor of United States Commodity Index Funds Trust